EXHIBIT 99.1

G&K Services, Inc.

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of G&K Services, Inc. (the “Company”) for the quarterly period ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas R. Moberly, as Chief Executive Officer of the Company, and Jeffrey L. Wright, as Chief Financial Officer of the Company, each hereby certifies, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of March 29, 2003 and the results of its operations for such period.

Date: May 13, 2003

	By:	/s/ Thomas R. Moberly Thomas R. Moberly Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Jeffrey L. Wright Jeffrey L. Wright Chief Financial Officer and Secretary (Principal Financial Officer)